UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

Rexford Industrial Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

11620 Wilshire Blvd., Suite 1000 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 996-1680	N/A
(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625 % Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 17, 2023, Rexford Industrial Realty, Inc. (the “Company”) and Rexford Industrial Realty, L.P. (the “Operating Partnership”) entered into certain equity distribution agreements (the “Agreements”) with the Forward Purchasers (as defined below), and BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as agents for the Company, as principal and (except for BTIG, LLC, Capital One Securities, Inc. and JMP Securities LLC) as Forward Sellers (as defined below) (in any such capacity, the “Sales Agents”), providing for the offer and sale of shares of the Company’s common stock, par value $0.01 per share (the “common stock”), having an aggregate offering price of up to $1.25 billion through the Sales Agents, as its sales agents or, if applicable, as Forward Sellers, or directly to the Sales Agents, as principals, from time to time in “at the market” offerings (the “Offering”). In connection with the Offering, the Company terminated the Company’s previous $1.0 billion “continuous equity offering” pursuant to those certain equity distribution agreements, dated May 27, 2022 (the “Prior Offering”). Under the Prior Offering, an aggregate gross sales price of $834.6 million of common stock had been offered and sold through February 17, 2023.

Sales of shares of common stock, if any, made through the Sales Agents under the Agreements may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange (“NYSE”) or sales made to or through a market maker other than on an exchange. The Company or any of the Sales Agents or any of the Forward Purchasers may at any time suspend the offering or terminate the Agreements pursuant to the terms of the Agreements. The Offering will terminate upon the earlier of (1) the sale of an aggregate of $1.25 billion of shares of common stock pursuant to the Offering or (2) the termination of all of the Agreements. The Agreements may be terminated by the Sales Agents, the Forward Purchasers or the Company at any time upon prior written notice, and by the Sales Agents or the Forward Purchasers at any time in certain circumstances, including the Company’s failure to maintain a listing of its common stock on the NYSE or the occurrence of a material adverse change in the Company.

Shares of common stock may be sold in amounts and at times to be determined by the Company from time to time. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Sales Agents will make all sales on a best efforts basis using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents, the Forward Purchasers, if applicable, and the Company. The offering of the shares by the Sales Agents is subject to receipt and acceptance and subject to the Sales Agents’ right to reject any order in whole or in part. The shares of common stock offered and sold through the Sales Agents, pursuant to the Agreement will be offered and sold through only one Sales Agent on any given day.

The Agreements provide that a Sales Agent will be entitled to compensation, at a mutually agreed rate up to 2.0% of the gross proceeds from the sale of any of the shares of common stock sold under the Agreement to which such Sales Agent is a party. Under the terms of the Agreements, the Company may also sell shares of its common stock to each of the Sales Agents, as principal, at a price agreed upon at the time of sale. If the Company sells shares of its common stock to any Sales Agent as principal, then the Company will enter into a separate terms agreement with the Sales Agent, setting forth the terms of such transaction, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement. In connection with each forward sale agreement, the Company will pay the applicable Sales Agent, as Forward Seller, in connection with such forward sale agreement, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate up to 2.0% of the gross sales price per share of the borrowed shares of its common stock sold through such Forward Seller during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

The Agreements contemplate that, in addition to the issuance and sale by the Company of shares of its common stock to or through the Sales Agents, the Company may enter into separate forward sale agreements, with each of BofA Securities, Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC or one of their respective affiliates (in such capacity, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, then the Company expects that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Sales Agent, acting as sales agent for such Forward Purchaser (in such capacity, as a “Forward Seller”), shares of its common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. The Company will not receive any proceeds from any sale of shares of its common stock borrowed by a Forward Purchaser (or its affiliate) and sold through an Agent, as Forward Seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of its common stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Company intends to contribute the net proceeds it receives from the issuance and sale by the Company of any of its shares of common stock to or through the Sales Agents and any net proceeds it receives pursuant to any forward sale agreements with the relevant Forward Purchasers to the Operating Partnership in exchange for common units of the Operating Partnership. The Operating Partnership intends to use such net proceeds to fund potential acquisition opportunities, repay amounts outstanding from time to time under the Operating Partnership’s revolving credit facility or other debt financing obligations, fund the Company’s development or redevelopment activities and/or for general corporate purposes.

Any shares of common stock that may be offered and sold, pursuant to the Agreements will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on November 6, 2020 (File No. 333-249932), a base prospectus dated November 6, 2020 and an accompanying prospectus supplement dated February 17, 2023 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreements (which in the case of the Agreements with each of BofA Securities, Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC include, as an exhibit thereto, the form of the forward sale agreement) are filed as Exhibits 1.1 through 1.13 to this Current Report on Form 8-K. The description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements (including, as applicable, such form of forward sale agreement included therein) filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and BofA Securities, Inc. and its affiliate.

1.2	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and BTIG, LLC.

1.3	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and Capital One Securities, Inc.

1.4	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and CIBC World Markets Corp. and its affiliate.

1.5	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and Goldman Sachs & Co. LLC.

1.6	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and Jefferies LLC.

1.7	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and JMP Securities LLC.

1.8	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and J.P. Morgan Securities LLC and its affiliate.

1.9	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and Mizuho Securities USA LLC and its affiliate.

1.10	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and Regions Securities LLC.

1.11	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and Scotia Capital (USA) Inc. and its affiliate.

1.12	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and Truist Securities, Inc. and its affiliate.

1.13	Equity Distribution Agreement, dated February 17, 2023, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and Wells Fargo Securities, LLC and its affiliate.

5.1	Opinion of Venable LLP regarding the legality of the shares offered.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXFORD INDUSTRIAL REALTY, INC.

Date: February 17, 2023	By:	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

Date: February 17, 2023	By:	/s/ Michael S. Frankel
Michael S. Frankel
Co-Chief Executive Officer (Principal Executive Officer)